Report of Independent Registered
Public Accounting Firm

To the Board of Trustees and
Shareowners of
Pioneer Protected Principal Trust

In planning and performing our
audit of the financial statements of
Pioneer Protected Principal Trust
as of and for the year ended
December 31, 2005, in accordance
with the standards of the Public
Company Accounting Oversight
Board (United States), we
considered its internal control over
financial reporting, including
control activities for safeguarding
securities, as a basis for designing
our auditing procedures for the
purpose of expressing our opinion
on the financial statements and to
comply with the requirements of
Form N-SAR, but not for the
purpose of expressing an opinion
on the effectiveness of Pioneer
Protected Principal Trust?s internal
control over financial reporting.
Accordingly, we express no such
opinion.

The management of Pioneer
Protected Principal Trust is
responsible for establishing and
maintaining effective internal
control over financial reporting. In
fulfilling this responsibility,
estimates and judgments by
management are required to assess
the expected benefits and related
costs of controls. A company?s
internal control over financial
reporting is a process designed to
provide reasonable assurance
regarding the reliability of
financial reporting and the
preparation of financial statements
for external purposes in accordance
with generally accepted accounting
principles. Such internal control
includes policies and procedures
that provide reasonable assurance
regarding prevention or timely
detection of unauthorized
acquisition, use or disposition of a
company?s assets that could have a
material effect on the financial
statements.

Because of its inherent limitations,
internal control over financial
reporting may not prevent or detect
misstatements. Also, projections of
any evaluation of effectiveness to
future periods are subject to the
risk that controls may become
inadequate because of changes in
conditions, or that the degree of
compliance with the policies or
procedures may deteriorate.

A control deficiency exists when
the design or operation of a control
does not allow management or
employees, in the normal course of
performing their assigned
functions, to prevent or detect
misstatements on a timely basis. A
significant deficiency is a control
deficiency, or combination of
control deficiencies, that adversely
affects the company?s ability to
initiate, authorize, record, process
or report external financial data
reliably in accordance with
generally accepted accounting
principles such that there is more
than a remote likelihood that a
misstatement of the company?s
annual or interim financial
statements that is more than
inconsequential will not be
prevented or detected. A material
weakness is a significant
deficiency, or combination of
significant deficiencies, that results
in more than a remote likelihood
that a material misstatement of the
annual or interim financial
statements will not be prevented or
detected.

Our consideration of Pioneer
Protected Principal Trust?s internal
control over financial reporting
was for the limited purpose
described in the first paragraph and
would not necessarily disclose all
deficiencies in internal control that
might be significant deficiencies or
material weaknesses under
standards established by the Public
Company Accounting Oversight
Board (United States). However,
we noted no deficiencies in Pioneer
Protected Principal Trust?s internal
control over financial reporting and
its operation, including controls for
safeguarding securities, that we
consider to be a material weakness
as defined above as of December
31, 2005.

This report is intended solely for
the information and use of
management and the Board of
Trustees of Pioneer Protected
Principal Trust and the Securities
and Exchange Commission and is
not intended to be and should not
be used by anyone other than these
specified parties.






Boston, Massachusetts
February 10, 2006